Exhibit 99.1

FOR IMMEDIATE RELEASE Teton Energy Corporation 410 17th Street, Suite 1850 Denver, CO 80202 www.teton-energy.com

Company contact:

Gillian Kane

(303) 565-4600 ext. 101

gkane@teton-energy.com

www.teton-energy.com

TETON ENERGY APPOINTS ROBERT F. BAILEY

TO BOARD OF DIRECTORS

DENVER, July 5/PRNewswire-FirstCall/ — Teton Energy Corporation (Amex: TEC), an oil and natural gas producer with operations focused on the acquisition, exploration, and development in the Rocky Mountain region, today announced that its Board of Directors has appointed Robert F. Bailey as an independent outside director effective June 28, 2006.

Mr. Bailey has 40 years engineering and operating experience in the domestic oil and natural gas industry. Between 1992-2002 he was president of TransRepublic Resources, Inc., a privately held company headquartered in Midland, Texas.  Prior to TransRepublic, he was Chairman and President of Alta Energy Corporation, a publicly held company, a consulting engineer to several North American Oil and Gas companies, and served in a variety of positions with Humble Oil and Refining Company, a predecessor to Exxon.  Mr. Bailey has also served on a number of boards of energy companies including as a director of Cabot Oil & Gas Corp. (NYSE), and Washington Energy Company, also an NYSE-listed company.

Karl F. Arleth, CEO and president of Teton Energy Corporation, said, “We are fortunate to have someone with Bob’s significant experience joining our board.  Bob’s experience as a petroleum engineer as well as an executive will be a tremendous addition to Teton.”  Added Arleth, “Bob has had experience with both early stage companies as well as more mature companies, which will be a huge asset as we continue to grow.”  TransRepublic, which was sold to a consortium of investors with reserves of approximately 7.2 MMBOE in 1992, was founded 10 years earlier with no proven production.  Similarly, Alta Energy, which Mr. Bailey also founded, grew from a small proven reserve base to approximately 5.2 MMBOE when sold in 1991.

James J. Woodcock, Chairman of the Board at Teton Energy, said, “We are pleased to announce the appointment of Bob Bailey to our Board of Directors. His experience, leadership, and his proven accomplishments in the energy industry will further build and strengthen our company resume as we look for new opportunities for growth. We all welcome Bob to our Board of Directors and look forward to working with him.”

About Teton Energy Corporation

Denver-based Teton Energy Corporation is an independent oil and gas exploration and production company with operations in the Rocky Mountain region of the U.S.  The Company’s common stock trades as TEC on the American Stock Exchange. More information about the Company is available on the Company’s website, www.teton-energy.com.

Forward-Looking Statements

This news release may contain certain forward-looking statements, including declarations regarding Teton and its subsidiary’s expectations, intentions, strategies and beliefs regarding the future within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements contained herein are based upon information available to Teton’s management as at the date hereof and actual results may vary based upon future events, both within and without the control of the Teton’s management, including risks and uncertainties that could cause actual results to differ materially including, among other things, the impact that additional acquisitions may have on the company and its capital structure, exploration results, market conditions, oil and gas price volatility, uncertainties inherent in oil and gas production operations and estimating reserves, unexpected future capital expenditures, competition, governmental regulations and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.  More information about potential factors that could affect the Company’s operating and financial results is included in Teton’s annual report on Form 10-K for the year ended December 31, 2005.  Teton’s disclosure reports are on file at the Securities and Exchange Commission and can be viewed on Teton’s website at www.teton-energy.com. Copies are available without charge, upon request from the Company.